Exhibit 10.1

FIRST AMENDMENT TO
KENNEDY-WILSON HOLDINGS, INC.
AMENDED AND RESTATED
2009 EQUITY PARTICIPATION PLAN

THIS FIRST AMENDMENT TO KENNEDY-WILSON HOLDINGS, INC. AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN (this “First Amendment”) is made and adopted by the Board of Directors (the “Board”) of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), effective as of June 19, 2014 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Article XVI of the Plan, the Board may amend the Plan from time to time to increase the number of shares of Common Stock subject to the Plan, subject to approval by the Company’s shareholders; and

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock subject to the Plan by an additional six million (6,000,000) shares of Common Stock as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Effective Date, subject to approval by the Company’s shareholders:

AMENDMENT

1.	Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

“Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed Eleven Million Six Hundred Forty-Five Thousand (11,645,000) shares. Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of shares of Common Stock with respect to one more Awards that may be granted to any one Employee during any calendar year shall be Two Million (2,000,000) shares (subject to adjustment in the same manner as provided in Article XV with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with such Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.”

2.	The third sentence of Article XVI of the Plan is hereby amended and restated in its entirety as follows:

“The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, increase the number of shares of Common Stock subject to the Plan or the individual Award limits specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (repricing prohibitions) or this Article XVI.”

3.	This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Kennedy-Wilson Holdings, Inc. on April 14, 2014.

Executed on this 14th day of April, 2014.

By: /s/_Kent Mouton_____
Name: Kent Mouton_______
Title: General Counsel______

I hereby certify that the foregoing First Amendment was duly approved by the stockholders of Kennedy-Wilson Holdings, Inc. on June 19, 2014.

Executed on this 19th day of June, 2014.

By: /s/_In Ku Lee____
Name: In Ku Lee_______
Title: Secretary______